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                                                                Exhibit 99.2

                                        Contact: Connie Beeby
                                                 PR Specialist, Communications
                                                 (720) 873-3305
                                                 cbeeby@ocv.com
FOR IMMEDIATE RELEASE:
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                       ON COMMAND REVISES 2001 GUIDANCE

DENVER, June 26 -- On Command Corporation (Nasdaq: ONCO), a leading provider of in-room interactive entertainment, Internet services, business information and guest services for the lodging industry, today announced it has revised its revenue and EBITDA, (earnings before interest, taxes, depreciation and amortization) guidance for the year 2001. On Command now estimates total revenue and EBITDA for 2001 to be approximately $260 million and $68 million, respectively. The EBITDA estimate does not include the effects of expenses related to the relocation of the company's corporate and manufacturing operations from San Jose, California to Denver, Colorado or severance charges related to the company's corporate restructuring.

The reduction in estimates is due to, among other things, the recent slowdown in the US economy, which has resulted in a decrease in business travel and an overall softness in occupancy rates in the hotel industry. In addition, the company has deferred its advertising initiative, previously scheduled for the third quarter of 2001, to the second quarter of 2002.

``To offset the effects of these issues on our operating results, we have decreased our workforce by 16% and reduced other operating and overhead costs in order to achieve approximately a $10-$12 million annual reduction in expenses,'' said Chris Sophinos, president of On Command. ``We believe we will start to see the impact of these changes in the third and fourth quarters and that the changes will provide the company an efficient infrastructure to meet future opportunities of the hotel entertainment industry.''

About On Command

On Command Corporation (www.oncommand.com) annually serves more than 250 million guests through 950,000 rooms in approximately 3,450 hotel properties. These hotel properties include more than 100 of the most prestigious hotel chains and operators in the lodging industry: Adam's Mark Hotels & Resorts, Bass Hotels & Resorts (Inter-Continental, Crowne Plaza and Holiday Inn), Fairmont, Four Seasons, Hyatt, Loews, Marriott (Courtyard, Renaissance, Fairfield Inn and Residence Inn), Radisson, Ramada, Starwood Hotels & Resorts (Westin, Sheraton, W Hotels and Four Points), and Wyndham Hotels & Resorts. On Command is listed on the NASDAQ Stock Market under the symbol ONCO, and its warrants are traded under the symbols ONCOW and ONCOZ.

Certain of the above statements, other than statements relating to the historical performance of On Command, are based upon preliminary financial results, which are subject to further review and adjustment, and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations, forecasts and assumptions that involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of On Command, or industry results, to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; the regulatory and competitive environment of the industry in

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which On Command operates; uncertainties inherent in new business strategies;
new product launches and development plans, including the future profitability of such added services and the large capital expenditures involved; rapid technological changes; the acquisition, development and/or financing of telecommunications networks and services; the development and provision of new services, including the customer acceptance and use rates; future financial performance, including availability, terms and deployment of capital; the ability of vendors to deliver required equipment, software and services; availability of qualified personnel; changes in the nature of key strategic relationships with hotel chains and their franchises, including the renewal of existing agreements on favorable terms; and competitor responses to On Command's products and services, and the overall market acceptance of such products and services. These factors are also discussed in On Command's filings with the Securities and Exchange Commission, including its recent filings on Form 10-K and Form 10-Q. These forward-looking statements (and such risks, uncertainties and other factors) speak only as of the date hereof, and On Command expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in On Command's expectations with regard thereto, or any other changes in events, conditions, or circumstances on which any such statement is based.